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                                                                    EXHIBIT 10.1


                                HI/FN, INC.

                    2001 NONSTATUTORY STOCK OPTION PLAN

        1. Purposes of the Plan. The purposes of this Nonstatutory Stock Option Plan are:

               - to attract and retain the best available personnel for positions of substantial responsibility,

               - to provide additional incentive to Employees and Consultants, and

               -  to promote the success of the Company's business.

               Options granted under the Plan will be Nonstatutory Stock
        Options.

        2. Definitions. As used herein, the following definitions shall apply:

               (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

               (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

               (c) "Board" means the Board of Directors of the Company.

               (d) "Code" means the Internal Revenue Code of 1986, as amended.

               (e) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

               (f) "Common Stock" means the Common Stock of the Company.

               (g) "Company" means hi/fn, Inc. a Delaware corporation.

               (h) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

               (i) "Director" means a member of the Board.

               (j) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

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               (k) "Employee" means any person, excluding Officers, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

               (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               (m) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                      (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                      (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                      (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

               (n) "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

               (o) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

               (p) "Option" means a nonstatutory stock option granted pursuant to the Plan, that is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

               (q) "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

               (r) "Option Exchange Program" means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.


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               (s) "Optioned Stock" means the Common Stock subject to an Option.

               (t) "Optionee" means the holder of an outstanding Option granted under the Plan.

               (u) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

               (v) "Plan" means this 2001 Nonstatutory Stock Option Plan.

               (w) "Service Provider" means an Employee including an Officer, Consultant or Director.

               (x) "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

               (y) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

        3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is one million five hundred thousand (1,500,000) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

        If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).

        4. Administration of the Plan.

               (a) Administration. The Plan shall be administered by (i) the Board or (ii) a Committee, which committee shall be constituted to satisfy Applicable Laws.

               (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                      (i) to determine the Fair Market Value of the Common
Stock;

                      (ii) to select the Service Providers to whom Options may be granted hereunder;

                      (iii) to determine whether and to what extent Options are granted hereunder;

                      (iv) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;


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                      (v) to approve forms of agreement for use under the Plan;

                      (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                      (vii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

                      (viii) to institute an Option Exchange Program;

                      (ix) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

                      (x) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

                      (xi) to modify or amend each Option (subject to Section 14(b) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

                      (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

                      (xiii) to determine the terms and restrictions applicable to Options;

                      (xiv) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

                      (xv) to make all other determinations deemed necessary or advisable for administering the Plan.

               (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.


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        5. Eligibility. Options may be granted to Service Providers; provided, however, that notwithstanding anything to the contrary contained in the Plan, Options may not be granted to Officers and Directors.

        6. Limitation. Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

        7. Term of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for ten (10) years, unless sooner terminated under Section 14 of the Plan.

        8. Term of Option. The term of each Option shall be stated in the Option Agreement.

        9. Option Exercise Price and Consideration.

               (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator.

               (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

               (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

                      (i) cash;

                      (ii) check;

                      (iii) promissory note;

                      (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

                      (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

                      (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;


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                      (vii) such other consideration and method of payment for
the issuance of Shares to the extent permitted by Applicable Laws; or

                      (viii) any combination of the foregoing methods of payment.

        10. Exercise of Option.

               (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.

                      An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

                      Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

               (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Option Agreement, and only to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

               (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement, to the extent the Option is vested on the date of


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termination (but in no event later than the expiration of the term of such
Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

               (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

               (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

        11. Non-Transferability of Options. Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

        12. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

               (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made


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
by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

               (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

               (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock, immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

        13. Date of Grant. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

        14. Amendment and Termination of the Plan.


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               (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

               (b) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to options granted under the Plan prior to the date of such termination.

        15. Conditions Upon Issuance of Shares.

               (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

               (b) Investment Representations. As a condition to the exercise of an Option the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

        16. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.


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                                   HI/FN, INC.

                       2001 NONSTATUTORY STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT

        Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I.      NOTICE OF STOCK OPTION GRANT

        [OPTIONEE'S NAME AND ADDRESS]

        You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

        Grant Number                                   _________________________

        Date of Grant                                  _________________________

        Vesting Commencement Date                      _________________________

        Exercise Price per Share                       $________________________

        Total Number of Shares Granted                 _________________________

        Total Exercise Price                           $________________________

        Type of Option:                                Nonstatutory Stock Option

        Term/Expiration Date:                          _________________________

        Vesting Schedule:

        Subject to the Optionee continuing to be a Service Provider on such dates, this Option shall vest and become exercisable in accordance with the following schedule:

        [25% OF THE SHARES SUBJECT TO THE OPTION SHALL VEST TWELVE MONTHS AFTER THE VESTING COMMENCEMENT DATE, AND 1/48TH OF THE SHARES SUBJECT TO THE OPTION SHALL VEST UPON THE LAST DAY OF EACH MONTH THEREAFTER.]

        Termination Period:

        This Option may be exercised for _____ [DAYS/MONTHS] after Optionee ceases to be a Service Provider. Upon the death or Disability of the Optionee, this Option may be exercised for such longer period as provided in the Plan. In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

II.     AGREEMENT

        1. Grant of Option. The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the "Optionee") an option (the "Option") to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to
Section 14(b) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

        2. Exercise of Option.

                  (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

                  (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to [TITLE]. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

               No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

        3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the
Optionee:

                  (a) cash;

                  (b) check;

                  (c) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or

                  (d) surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of


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
surrender, AND (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

        4. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

        5. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

        6. Tax Consequences. Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

                  (a) Exercising the Option. The Optionee may incur regular federal income tax liability upon exercise of an NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

                  (b) Disposition of Shares. If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

        7. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of [STATE].

        8. NO GUARANTEE OF CONTINUED SERVICE. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS


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
CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

        By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE                                HI/FN, INC.

-------------------------------         ----------------------------------------
Signature                               By

-------------------------------         ----------------------------------------
Print Name                              Title

-------------------------------
Residence Address

-------------------------------

                                    EXHIBIT A

                                   HI/FN, INC.

                       2001 NONSTATUTORY STOCK OPTION PLAN

                                 EXERCISE NOTICE

HI/FN, INC.
[ADDRESS]

Attention:  [TITLE]

        1. Exercise of Option. Effective as of today, ________________, _____, the undersigned ("Purchaser") hereby elects to purchase ______________ shares (the "Shares") of the Common Stock of hi/fn, Inc. (the "Company") under and pursuant to the 2001 Nonstatutory Stock Option Plan (the "Plan") and the Stock Option Agreement dated, _________, ___ (the "Option Agreement"). The purchase price for the Shares shall be $, as required by the Option Agreement.

        2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares.

        3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

        4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 12 of the Plan.

        5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

        6. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

Submitted by:                           Accepted by:

PURCHASER                               HI/FN, INC.

-------------------------------         ----------------------------------------
Signature                               By

-------------------------------         ----------------------------------------
Print Name                              Title

-------------------------------         ----------------------------------------
                                        Date Received

------------------------------

Address:                                Address:
         ----------------------                     ----------------------------

         ----------------------                     ----------------------------

         ----------------------                     ----------------------------

                                    SUBLEASE

This Sublease (Sublease) is made this 6th day of April, 2001, by and between HI/FN, Inc., a Delaware corporation ("Sublessor") and Driving Media, Inc. a Delaware corporation ("Sublessee").

                                    RECITALS

A. Sublessor, as Lessee, is leasing from Sally Spencer (Lessor) the land, building and improvements located at 727 University Avenue, Los Gatos, California (the "Premises") pursuant to an Office Lease dated October, 2000 (Master Lease). Sublessee acknowledges having received and reviewed a copy of the Master Lease.

B. The Premises, more particularly described in Exhibit "A" hereto, consist of approximately eleven thousand four hundred and seventy-two (11,472) rentable square feet. Sublessor desires to sublease the Premises to Sublessee, and Sublessee desires to hire and sublease the Premises from Sublessor, on the terms and conditions set forth in this Sublease.

NOW, THEREFORE, the parties hereto agree as follows:

1.      PREMISES.

        Sublessor hereby subleases the Premises and appurtenances thereto to Sublessee, and Sublessee hereby hires and subleases the same from Sublessor.

2.      INCORPORATION OF MASTER LEASE.

        This Sublease is subject to all of the terms and conditions of the Master Lease and Sublessee hereby accepts, assumes and agrees to perform during the term of this Sublease all of the obligations of Sublessor as Lessee under the Master Lease to the extent applicable to the Premises and all of the terms and conditions of this Sublease. The terms and conditions of the Master Lease are incorporated in this Sublease, except that (i) unless stated to the contrary below, each reference in the incorporated paragraphs to "Lease" shall be deemed a reference to this "Sublease", each reference to the "Lessor" shall be deemed a reference to the "Sublessor", each reference to the "Lessee" shall be deemed a reference to the "Sublessee", each reference to the "Premises" shall be deemed a reference to the "Premises", each reference to the "Term" shall be deemed a reference to the "Sublease Term", each reference to the "Rent" shall be deemed a reference to the "Rent" as described in Section 6 of this Sublease, and (ii) the following terms and conditions of the Master Lease shall be excluded or modified, as appropriate: paragraphs A and B of the Recitals, Section 4(a), the first sentence of Section 32, and Exhibit B of the Master Lease are not incorporated herein.

        Sublessee shall not commit or permit to be committed on the Premises any act or omission which shall violate any term or condition of the Master Lease incorporated herein or modified hereby. In the event of the termination for any reason of Sublessor's interest as Lessee under the Master Lease, then this Sublease shall terminate therewith without any liability of Sublessor to Sublessee; except that if this Sublease terminates as a result of a default of one of the parties hereto, whether under this Sublease, the Master Lease, or both, the defaulting party shall be liable to the non-defaulting party for all damages suffered by the non-defaulting party resulting from such termination.

3.      SUBLESSOR'S OBLIGATIONS.

        Sublessor agrees that Sublessee shall be entitled to receive all services and repairs to be provided by Lessor to Sublessor as Lessee under the Master Lease with respect to the Premises. Sublessor covenants and agrees that it will continue to pay rent to Lessor as provided in the Master Lease and perform all other obligations of Lessee pursuant to the Master Lease (and will act as a conduit to transmit any instructions or requests by Sublessee to Lessor) to the extent that failure to perform the same would adversely affect Sublessee's use or occupancy of the Premises. Sublessee covenants and agrees that in the event Sublessor is in default under the Master Lease and fails to cure such default within the time limits provided therein (unless Sublessor is effecting a cure and diligently prosecutes it to completion), the Lessor under the Master Lease shall have the right to immediately terminate this Sublease.

4.      TERM.

        The term of this Sublease (the "Sublease Term") shall be a period of thirty-six (36) months commencing on the later of April 16, 2001 or the first business day after the date Lessor gives its written consent to this Sublease (the "Commencement Date"), and ending on April 14, 2004. In the event Sublessor is unable to deliver possession of the Premises to Sublessee on April 16, 2001, Sublessor shall not be liable for any damage incurred by Sublessee after April 16, 2001, nor shall the Sublease Term be extended beyond April 14, 2004, nor shall this Sublease be void or voidable except as provided in Paragraph 11 hereof; provided, however, that Sublessee shall not be liable for rent until the Commencement Date.

5.      USE.

        Sublessee shall use the Premises for general office and related purposes and other legal uses consistent with the uses permitted under Section 6 of the Master Lease. Sublessee warrants and represents that its use of the Premises for research and development, engineering, marketing, and sales purposes is and at all times will be within the scope of general office and related purposes.

6.      RENT.

        (a) Sublessee shall pay rent in monthly installments to Sublessor for the Premises, in advance on the first day of each calendar month during the Sublease Term, without deduction, offset, prior written notice or demand, in lawful money of the United States, as follows:

               For the period Apr. 16, 2001 to February 15, 2002:    $57,360.00 per month
               For the period February 16, 2002 to April 15, 2002:   FREE RENT per month
               For the period Apr. 16, 2002 to February 15, 2003:    $59,080.80 per month
               For the period February 16, 2003 to April 15, 2003:   FREE RENT per month
               For the period Apr. 16, 2003 to April 15, 2004:       $60,853.22 per month

        (b) At Sublease execution, Sublessee shall pay Sublessor in the form of a check the sum of Fifty Seven Thousand Three Hundred Sixty and n /100ths Dollars ($57,360.00) as rent for the first month of the Sublease Term. Said check to be held uncashed by Sublessor until Sublease has been fully executed and the consent to sublease has been granted by Lessor.

        (c) At Sublease execution, Sublessee shall deposit with Sublessor in the form of a check the sum of Sixty Thousand Eight Hundred Fifty Three and 22/100ths Dollars ($60,853.22) as a non-interest bearing security deposit for Sublessee's performance under this Sublease. Said check to be held uncashed by Sublessor until Sublease has been fully executed and the consent to sublease has been granted by Lessor. Within thirty (30) days after Sublessee has vacated the Premises at the expiration or earlier termination of the Sublease Term, the amount paid as security deposit shall be returned to Sublessee after first deducting any sums that are needed by Sublessor to cure defaults of Sublessee under this Sublease or compensate Lessor for damages for which Sublessee is liable pursuant to this Sublease.

        (d) Notwithstanding the provisions of subparagraph (a) above, if any payment date (including the Commencement Date) for rent falls on a day other than the first day of that calendar month, or if any rent payment is for a period shorter than one calendar month, the rent for that fractional calendar month shall be prorated based on the actual number of days in the month. All other payments or adjustments that are required to be made under the terms of this Sublease and that require proration on a time basis shall be prorated on the same basis.

        (e) Sublessee's obligations regarding late payment charges are set forth in subparagraphs 4(d) and 19(a) or the Master Lease.

7.      ADDITIONAL RENT.

        This is a triple net sublease. Sublessee shall keep the Premises in a clean and sanitary condition and shall, at Sublessee's sole cost, maintain the Premises and all systems serving the Premises in good working condition and repair throughout the Sublease

        Term. Sublessee is obligated to and shall pay all additional rent required to be paid under the terms and conditions of Section 5 of the Master Lease.

8.      INSURANCE.

        Sublessee, at Sublessee's expense, agrees to keep in force during the term of this Lease a policy of commercial general liability insurance with limits in the amount of $1,000,000/$3,000,000 for injuries to or death of persons occurring in, on or about the Premises, and property damage insurance with limits of $1,000,000. The policy or policies affecting such insurance, certificates of which shall be furnished to Sublessor, shall name Sublessor as an additional insured, and shall insure any liability of Sublessor, contingent or otherwise, as respects acts or omissions of Sublessee, its agents, employees or invitees or otherwise by any conduct or transactions of any of said persons in or about or concerning the Premises, including any failure of Sublessee to observe or perform any of its obligations hereunder; shall be issued by an insurance company admitted to transact business in the State of California; and shall provide that the insurance effected thereby shall not be canceled, except upon thirty (30) days' prior written notice to Sublessor.

9.      REPAIRS AND ALTERATIONS.

        Sublessee's rights and obligations regarding repairs and alterations are set forth in Section 11 of the Master Lease. Sublessor acknowledges and agrees, that Sublessee at its sole cost and expense, and with all appropriate and necessary permits, will divide two of the larger offices into four smaller offices as shown in red on Exhibit B attached. Sublessee agrees that on the expiration or earlier termination of this Sublease, it will restore the said two larger offices back to their size and configuration at the time this Sublease is signed.

10.     ASSIGNMENT AND SUBLETTING.

        (a) Sublessee's rights and obligations regarding assignment and subletting are set forth in Section 16 of the Master lease.

        (b) Sublessor acknowledges and agrees that Sublessee reserves the right to sublease a portion of the Premises to Silicon Entertainment, Inc. for part or all of the Sublease Term. Sublessee represents that Silicon Entertainment is in Bankruptcy (Chapter 11 Reorganization); therefore, Sublessee covenants and agrees that when it subleases a portion of the Premises to Silicon Entertainment, it ((Sublessee) will continue to pay rent directly to Sublessor as provided in this Sublease. For its part, Sublessor covenants and agrees that it (Sublessor) will continue to pay rent directly to Lessor as provided in the Master Lease. In granting consent to this Sublease, Lessor acknowledges and agrees that Sublessee has the right to sublease a portion of the Premises to Silicon Entertainment, Inc. for part or all of the Sublease Term, but only on the conditions stated herein.

        (c) Sublessor acknowledges and agrees that Sublessee may assign the Sublease or sublet the Premises or any part thereof without Sublessor's consent, to any subsidiary, affiliate or controlled corporation, or to any corporation into which

               Sublessee may be converted or with which it may merge, provided said entity agrees to accept the Sublease in its then current condition.

11.     OPTION TO EXTEND.

        (a) Option. Provided Sublessor does not need the Premises for its own use, at the expiration of the Sublease Term hereof, Sublessee may extend the term of this Sublease for one (1) additional period of twelve (12) months (the "Extended Term") commencing immediately following the expiration date of the Sublease Term (the "Expiration Date"). Sublessee shall exercise this option if at all, by giving Sublessor notice of Sublessee's intention to do so at least one hundred eighty (180) days prior to the Expiration Date. Such Extended Term shall be upon all the terms and conditions hereof, except that the monthly rental and method of rental adjustment for the Extended Term shall be determined as set forth below.

        (b) Extended Term Rate. As of the commencement of the Extended Term, the monthly Base Rent for the Extended Term shall be subject to adjustments as hereinafter provided to one hundred percent (100%) of the fair market rental for the Premises, as improved, with a method of rental adjustment consistent with rental adjustment practices for comparable lease space in the vicinity of the Premises. In the event the parties fail to agree upon the amount of the monthly Base Rent and the method of rental adjustment for the Extended Term ninety (90) days prior to commencement of the Extended Term shall be determined by appraisal in the manner hereafter set forth. In no event shall the monthly Base Rent for the Extended Term be less than the monthly Base Rent payable hereunder for the last full month of the Sublease Term immediately preceding commencement of the Extended Term.

               In the event it becomes necessary under this subparagraph to determine the fair market monthly Base Rent and the method of rental adjustment of the Premises by appraisal, Sublessor and Sublessee each shall appoint a real estate appraiser who shall be a member of the American Institute of Real Estate Appraisers ("AIREA"), and have at least five (5) years experience appraising commercial property in Santa Clara County, and such appraisers shall each determine the fair market monthly Rent for the Premises, and the method of rental adjustment taking into account the value of the Premises, the amenities provided, prevailing comparable rentals and rental adjustment practices in the area. Such appraisers shall, within twenty (20) business days after their appointment, complete their appraisals and submit their appraisal reports to Sublessor and Sublessee. If the fair market monthly Base Rent of the Premises established in the two (2) appraisals varies by five percent (5%) or less of the higher rental value, the average of the two shall be controlling. If said fair market monthly Base Rent varies by more then five percent (5%) of the higher rental, said appraisers, within ten
               (10) days after submission of the last appraisal, shall appoint a third appraiser who shall be a member of the AIREA and who shall also be experienced in the appraisal of rental values and adjustment practices for commercial properties in the vicinity of the Premises. Such third appraiser shall, within twenty (20) business days after his appointment, determine by appraisal the fair market monthly Base Rent of the Premises, taking into account the same factors referred to above, and submit his appraisal report to Sublessor and Sublessee. The fair market monthly Base Rent determined by the third appraiser for the Premises shall be controlling, unless it is less then that set forth in the lower appraisal previously obtained, in which case the value set forth in said lower appraisal shall be controlling, or unless it is greater than that set forth in the higher appraisal previously obtained, in which case the rental set forth in said higher appraisal shall be controlling. The method of adjusting rental periodically, including the manner and timing of such adjustments, shall be as determined by the initial two appraisers, if they agree on the single method; otherwise, it shall be as determined by the third appraiser. If either Sublessor or Sublessee fails to appoint an appraiser, or if an appraiser appointed by either of them fails, after his appointment, to submit his appraisal within the required period in accordance with the foregoing, the appraisal submitted by the appraiser properly appointed and timely submitting his appraisal shall be controlling. If the two appraisers appointed by the Sublessor and Sublessee are unable to agree upon a third appraiser with the required period in accordance with the foregoing, application shall be made within twenty (20) days thereafter by either Sublessor or Sublessee to the AIREA, which shall appoint a member of said institute willing to serve as appraiser. If the AIREA is unwilling to appoint a third appraiser or fails to so do then said appraiser shall be selected by a judge of the Superior Court, County of Santa Clara. The cost of all appraisals under this subparagraph shall be borne equally by Sublessor and Sublessee.

12.     LESSOR'S WRITTEN CONSENT.

        This Sublease is conditioned upon and effective only upon obtaining the written consent of Lessor. Sublessor shall use reasonable efforts to obtain Lessor's consent as soon as possible. If, however, Lessor's consent has not been obtained on or before May 1, 2001, then Sublessee shall have the right to terminate this Sublease, in which event Sublessor shall promptly refund to Sublessee all amounts theretofore paid by Sublessee hereunder.

13.     NOTICES.

        All notices and demands of any kind given by Sublessor or Sublessee hereunder shall be in writing and sent by the United States mail, postage prepaid, by overnight courier or by personal delivery. All such notices and demands shall be addressed to Sublessor or Sublessee, as the case may be, at the addresses set forth below their respective signatures or at such other addresses as they may designate from time to time, and shall be effective upon receipt. Sublessor agrees that it will promptly give Sublessee copies of all notices it receives from Lessor under the Master Lease.

14.     BROKER.

        Sublessor and Sublessee represent and warrant to each other that, with the exception of Mike Filice and Kirsten Felder of CPS, the Commercial Property Services Company, and Duffy D'Angelo and Joan Haynes of Colliers International, no brokers were involved in connection with the negotiation or consummation of this Sublease. Each party agrees to indemnify the other and hold it harmless from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorney's fees) incurred by said party as a result of a breach of this representation and warranty by the other party. Sublessor shall pay all commissions due and owing to CPS and Colliers International arising out of and in connection with the Sublease.

15.     SUBLESSOR'S COVENANTS.

        Sublessor shall (i) keep the Master Lease in effect; (ii) not modify, amend or waive any provisions thereof or make any election, exercise any option, right or remedy, or grant any consent or approval thereunder without, in each instance, Sublessee's prior written consent; (iii) pay the rent due and perform all of Sublessor's other obligations under the Master Lease as and when required, except to the extent that Sublessee is obligated to perform such other obligations under the Sublease; (iv) not take any action or omit to take any action that could cause or constitute a breach of the Master Lease or otherwise give rise to a right of Lessor to terminate the Master Lease or declare any provision thereof to have become ineffective; (v) enforce performance of all obligations of Lessor under the Master Lease; and (vi) immediately send Sublessee copies of any notices received by Sublessor from Lessor that could affect Sublessee's use of the Premises or rights under the Sublease, including, without limitation, any notices of default under the Master Lease. In enforcing performance of all such obligations of Lessor, Sublessor shall, upon Sublessee's written request, immediately notify Lessor of its nonperformance under the Master Lease and request that Lessor perform its obligations under the Master Lease.

16.     SUBLESSOR'S REPRESENTATIONS AND WARRANTIES.

        (a) As an inducement to Sublessee to enter into this Sublease, Sublessor represents and warrants that (i) the form of the Master Lease as Exhibit "C" is true, correct and complete and has not been modified in any respect; and (ii) to the best of Sublessor's knowledge, both the Master Lease is in full force and effect, and there exists no default or event of default under the Master Lease by either Lessor or Sublessor, nor has there occurred any event which, with the giving of notice or the passage of time or both, could constitute such a default or event of default.

        (b) In addition, Sublessor warrants and represents that, as of the Commencement Date, (i) the Premises will comply with all applicable laws, rules, regulations, codes, ordinances, underwriters' requirements, covenants, conditions, and restrictions, (ii) the Premises will be in good and clean operating condition and repair, and (iii) the HVAC, plumbing, electrical (including panels and outlets), roof, exterior doors (both personnel and shipping), fire sprinklers, lighting, ceiling tiles and window coverings will be in good operating condition and repair.

        (c) With respect to Sublessor's warranties and representations set forth in subparagraph (b) above, Sublessor shall, promptly after receipt of notice from Sublessee, (1) notify Lessor of any non-compliance which is Lessor's responsibility under Section 7(a) or other provision of the Master Lease or (2) remedy or cause to be remedied at Sublessor's sole cost and expense any non-compliance which is Sublessor's responsibility under the Master Lease.

17.     SURRENDER AT END OF TERM.

        Sublessee agrees to surrender the Premises on expiration or earlier termination of the Sublease Term, in the same condition and repair as received on the Commencement Date, acts of God, condemnation, casualty, hazardous materials not released by Sublessee, and reasonable wear and tear excepted. In addition, on or prior to the expiration or earlier termination of this Sublease, at Sublessor's option, Sublessee shall remove, at Sublessee's sole cost and expense, all telephone, other communication, computer and any other cabling and wiring or any sort installed in the Premises by Sublessee and shall repair any damage to the Premises resulting from such removal.

18.     WAIVER OF SUBROGATION.

        Notwithstanding anything to the contrary contained in the Sublease or the Master Lease, Sublessor and Sublessee each release the other and their respective agents, employees, successors, assignees and Sublessees from all liability for injury or damage to any property except to the extent of Lessee's obligations specified in Paragraph 11 of the Master Lease.

19.     INDEMNITY.

        Except to the extent caused by any default of Sublessee, its agents, employees, contractors or invitees, Sublessor shall indemnify, defend with counsel reasonably acceptable to Sublessee, and hold Sublessee harmless from and against any and all losses, costs, claims, liabilities and damages (including, without limitation, reasonable attorneys' and experts' fees) caused by or arising in connection with (i) a breach of Sublessor's obligations under the Sublease; (ii) a breach of Sublessor's obligations under the Master Lease, unless cause by Sublessee's breach of its parallel obligations under the Sublease; or (iii) the negligence or willful misconduct of Sublessor, its employees, contractors, agents or invitees.

20.     APPROVALS.

        Whenever the Sublease requires an approval, consent, designation, determination, selection or judgment by either Sublessor or Sublessee, such approval, consent, designation, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed and, in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

21.     MISCELLANEOUS

        (a) Reasonable Expenditures. Any expenditure by a party permitted or required under the Sublease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party or its representative during normal business hours.

        (b) Subordination, Nondisturbance and Attornment. Sublessee's rights, duties and responsibilities regarding subordination, nondisturbance and attornment are set forth in Section 26 of the Master Lease.

        (c) Parking. Sublessee's rights, duties and responsibilities regarding parking are set forth in Section 42 of the Master Lease

        (d) Signage. Sublessee's rights, duties and responsibilities regarding signage are set forth in Section 42 of the Master Lease

        IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease as of the date first set forth above.


SUBLESSOR:                               SUBLESSEE:

HI/FN, INC.                              DRIVING MEDIA. INC.
750 University Avenue                    727 University Avenue
Los Gatos CA 95030                       Los Gatos CA 95030

By:   /s/ CHRISTOPHER BRIGHAM            By:   /s/ David S. Morse
      -------------------------------          ---------------------------------
Name: CHRISTOPHER BRIGHAM                Name: DAVID S. MORSE
      -------------------------------          ---------------------------------
Its:  Vice President - Operations        Its:  President
      -------------------------------          ---------------------------------
Date: April 6, 2001                      Date: April 7, 2001
      -------------------------------          ---------------------------------